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SPECIALTY TRUST, INC. AND SUBSIDIARY
EXHIBIT 11.1
Schedule IV

                          MORTGAGE LOANS ON REAL ESTATE
                            MORTGAGE LOAN ROLLFORWARD

BALANCE AT JANUARY 1, 2000             $    36,105,670
    Additions during the period
      New mortgage loans                    47,451,201
      Mortgage loans exchanged for
       issuance of Preferred Stock
    Deductions during the period
      Collections of principal             (27,693,835)
                                       ---------------

BALANCE AT DECEMBER 31, 2000                55,863,036
    Additions during the period
      New mortgage loans                    40,186,112
    Deductions during the period
      Foreclosures                          (2,823,561)
      Write off of REO                        (225,000)
      Collections of principal             (19,668,928)
                                       ---------------

BALANCE AT DECEMBER 31, 2001                73,331,659
    Additions during the period
      New mortgage loans                    70,661,266
    Refinanced Loans from REO                1,035,900
    Deductions during the period
      Foreclosures                          (1,883,000)
      Collections of principal             (46,900,431)
                                       ---------------

BALANCE AT DECEMBER 31, 2002           $    96,245,394
                                       ===============

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

SPECIALTY TRUST, INC. AND SUBSIDIARY
EXHIBIT 11.1
Schedule IV

                          MORTGAGE LOANS ON REAL ESTATE
                                DECEMBER 31, 2002

MORTGAGE LOANS BY TYPE OF PROPERTY

                                       MAXIMUM
                                      COMMITMENT       CARRYING                          AMOUNT          ACCRUED
     TYPE OF          INTEREST        AMOUNT ON        AMOUNT OF       MATURITY        SUBJECT TO        INTEREST      INTEREST
      LOAN              RATE            LOAN*          MORTGAGES        DATES          DELINQUENCY      RECEIVABLE      INCOME
---------------    -------------    -------------    ------------    -----------     --------------     ----------    ----------
Commercial         12.00%-13.00%    $   1,954,915    $  1,954,915    4/03 - 8/04    $    1,579,915      $  581,739    $4,383,613
Construction       12.75%-13.00%       51,262,896      37,898,459    1/03 - 1/05         3,670,000         418,033     3,080,867
Land               12.00%-13.00%       98,742,700      52,247,282    6/02 - 4/05         5,105,077          51,460       236,230
Other              10.50%-13.25%        5,065,000       4,144,738    6/03 -12/06         2,900,000          72,633       423,988
                                    -------------    ------------                   --------------      ----------    ----------
                                    $ 157,025,511     $96,245,394                   $   13,254,992      $1,123,865    $8,124,698
                                    =============    ============                   ==============      ==========
Loans paid off during 2002                                                                                             1,476,009
Loan point amortization                                                                                                   68,628
                                                                                                                      ----------
                                                                                                                      $9,669,335
                                                                                                                      ==========

MORTGAGE LOANS BY LIEN POSITION

                                     MAXIMUM
                                    COMMITMENT         CARRYING                          AMOUNT
      LIEN           INTEREST       AMOUNT ON          AMOUNT OF      MATURITY         SUBJECT TO
    POSITION           RATE            LOAN*           MORTGAGES       DATES           DELINQUENCY
---------------    -------------    -------------    ------------    -----------     --------------
1st                10.50%-13.00%    $ 143,930,511    $ 87,373,650    6/02 -12/06    $   10,354,992
2nd                12.00%-13.25%       13,095,000       8,871,744    6/03 - 4/04         2,900,000
                                    -------------    ------------                   --------------
                                    $ 157,025,511    $ 96,245,394                   $   13,254,992
                                    =============    ============                   ==============

* Total loan commitment for all investors

SPECIALTY TRUST, INC. AND SUBSIDIARY
EXHIBIT 11.1
Schedule IV

AMOUNT OF LOAN

                                                                MAXIMUM
                                                 FINAL         COMMITMENT        CARRYING           AMOUNT
         AMOUNT OF            INTEREST         MATURITY        AMOUNT ON         AMOUNT OF        SUBJECT TO
           LOAN                 RATE             DATE            LOAN*           MORTGAGES        DELINQUENCY
---------------------    ---------------    -------------    --------------    -------------    ---------------
$0-250,000                 12.50%-13.00%       6/03-12/06    $    5,119,396    $   1,090,644    $      150,000
$250,001-500,000                  13.00%             8/04           375,000          375,000                 -
$500,001-$1,000,000        12.25%-13.00%      2/03 - 4/04        12,485,000        3,956,986                 -
$1,000,001-$5,000,000      10.50%-13.25%      6/02 - 1/05        56,946,115       38,815,074        13,104,992
Over $5 million            12.00%-13.00%      5/03 - 4/05        82,100,000       52,007,690                 -
                                                             --------------    -------------    --------------

                                                             $  157,025,511    $  96,245,394    $   13,254,992
                                                             ==============    =============    ==============

* Total loan commitment for all investors



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